Exhibit 10.3
June 23, 2021

Regeneron Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, NY 10591

Attention:
Subject:    Modification No. 04 to Project Agreement No. 01; MCDC2008-005
Reference:    MCDC Base Agreement No. 2020-504
Dear :
This purpose of this modification is to memorialize the Department of Health and Human Services' rescission of the Health Resources Priority and Allocations System (HRPAS) rating for the subject Project Agreement.
In accordance with the terms and conditions of the referenced MCDC Base Agreement, Modification No. 04 hereby amends Project Agreement No. 01 as follows:
DESCRIPTION OF MODIFICATION
1)    The Health Resource Priority and Allocations Systems (HRPAS) clause of the Project Agreement is hereby removed and RESERVED as indicated below:
18. RESERVED
Health Resource Priority and Allocations systems (HRPAS)
In order to ensure the success of the Project Agreement Holder’s efforts, a priority rating is incorporated into the project agreement for the procurement of raw materials, consumables, repair parts, and major end item assemblies by the Project Agreement Holder under Title I of the HRPAS:
Priority Rating: Defense Production Act (DPA) Title I –“DO HR”
Each rated order executed by the Project Agreement Holder must include the following:
(a) The priority rating: DPA Title I – “DO HR”;
(b) A required delivery date or dates. The words “immediately” or “as soon as possible” do not constitute a delivery date;
(c) The written signature on a manually placed order, or the digital signature or name on an electronically placed order, of an individual authorized to sign rated orders for the person placing the order; and
(d) A statement that reads in substance

(1) This is a rated order certified for national defense use, and you are required to follow all the provisions of the Health Resources Priorities and Allocations System regulation at 45 CFR part 101.
(2) If the rated order is placed in support of emergency preparedness requirements and expedited action is necessary and appropriate to meet these requirements, the following sentences should be added following the statement set forth in paragraph (d)(1) of this section:
i. This rate order is placed for the purpose of emergency preparedness. It must be accepted or rejected within two (2) days after receipt of the order if:
A. The order is issued in response to a hazard that has occurred; or
B. If the order is issued to prepare for an imminent hazard, as specified in HRPAS § 101.33(c).
Except as provided herein, all Terms and Conditions of the referenced MCDC Base Agreement, Project Agreement, and preceding modifications remain unchanged and in full force and effect.
The Project Agreement Holder is required to sign this document and return to Advanced Technology International to finalize this action.

Regeneron Pharmaceuticals, Inc.	Advanced Technology International
By: /s/ Robert E. Landry__________________	By: /s/_____________________________

Name: Robert E. Landry__________________	Name:_____________________________

Title: Executive Vice President_____________	Title:______________________________

Date: July 9, 2021_______________________	Date: Jul 12 2021____________________

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